As filed with the Securities and Exchange Commission on July 31, 2015
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 31, 2015
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On July 31, 2015, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its first quarter 2015 earnings. A copy of the July 31, 2015 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated July 31, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: July 31, 2015 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

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EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated July 31, 2015

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Second Quarter 2015
Earnings and Announces Quarterly Dividend

New York, July 31, 2015 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $0.3 million or $0.02 basic earnings per share for the second quarter of 2015 compared with net loss of $1.6 million or $0.11 basic loss per share for the second quarter of 2014. Income before income tax provision was $2.6 million for the second quarter of 2015 compared with income before income tax provision of $0.1 million for the second quarter of 2014. Revenue for the second quarter of 2015 was $238.9 million compared with revenue of $249.7 million for the second quarter of 2014, a decrease of 4.3%.

Summary Operating Results (Unaudited)
('000s, except Earnings (Loss) Per Share and Book Value Per Share)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2015	6/30/2014	% Change	6/30/2015	6/30/2014	% Change
Revenue	$238,928	$249,689	(4.3)	$484,489	$504,857	(4.0)
Income Before Income Tax Provision	$2,630	$136	1,833.8	$12,481	$5,245	138.0
Net Income (Loss) (1)(2)	$295	$(1,554)	*	$6,014	$1,670	260.1
Earnings (Loss) Per Share (1)
Basic	$0.02	$(0.11)	*	$0.44	$0.12	266.7
Diluted	$0.02	$(0.11)	*	$0.42	$0.12	250.0
Weighted Average Number of Common Shares Outstanding
Basic	13,746	13,618	0.9	13,725	13,578	1.1
Diluted	14,391	13,618	5.7	14,342	14,184	1.1
	As of:			As of:
	6/30/2015	6/30/2014	% Change	6/30/2015	12/31/2014	% Change
Book Value Per Share	$38.68	$38.46	0.6	$38.68	$38.71	(0.1)
Tangible Book Value Per Share	$26.34	$26.01	1.3	$26.34	$26.27	0.3

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Effective tax rate negatively impacted by one-time items during the second quarters of 2015 and 2014 (see Provision for Income Taxes below for more information).
* Not comparable

Equity markets in the U.S. were lower as the S&P 500 ended the second quarter of 2015 down 0.2%. Markets were adversely affected by geo-political factors including the Greek debt crisis and weakness in the Chinese equity markets. Interest rates continued to be volatile during the period due to the aforementioned factors despite the likelihood the Federal Reserve has stated that it intends to take action on short-term interest rates by year-end. While the U.S. economy continued to grow, its rate of growth was impacted during the second quarter of 2015 by slack in the labor market, lower oil prices, the strong U.S. dollar and the slow pace of consumer spending.

Albert G. Lowenthal, Chairman and CEO commented, “Operating results for the period were affected by a general slowdown in market activity affecting both our Private Client and Capital Markets results. This was partially offset by improved results from Investment Banking. Operating results were also favorably impacted by a significant reduction in provisions related to legal and regulatory matters compared to the same period last year. The Company will continue to invest in its people and technology to further its culture of compliance throughout the enterprise. We were also pleased with the continued strong performance of our Commercial Mortgage Banking business. Our asset management and fee-based business remained strong as a result of the high level of assets under management during the period."

Financial Highlights

•
Commission revenue was $103.6 million for the second quarter of 2015, a decrease of 10.8% compared with $116.1 million for the second quarter of 2014 due to reduced transaction volumes from retail and institutional investors during the second quarter of 2015.

•
Advisory fees were $72.2 million during the second quarter of 2015, an increase of 2.6% compared with $70.4 million for the second quarter of 2014 due to increases in advisory fees on traditional managed products.

•
Investment banking revenue increased 8.3% to $29.0 million for the second quarter of 2015 compared with $26.8 million for the second quarter of 2014 due to higher fees from mergers and acquisitions activity during the second quarter of 2015.

•
Principal transactions revenue decreased 85.5% to $1.7 million during the second quarter of 2015 compared with $11.8 million for the second quarter of 2014 primarily due to declines in equities and fixed income trading during the second quarter of 2015.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2015	6/30/2014	% Change	6/30/2015	6/30/2014	% Change
Revenue
Private Client	$133,783	$145,344	(8.0)	$273,715	$293,164	(6.6)
Asset Management	25,344	25,032	1.2	49,805	49,642	0.3
Capital Markets	69,531	72,217	(3.7)	141,697	150,098	(5.6)
Commercial Mortgage Banking	10,969	6,958	57.6	19,355	11,830	63.6
Corporate/Other	(699)	138	*	(83)	123	*
	238,928	249,689	(4.3)	484,489	504,857	(4.0)
Income Before Income Tax Provision
Private Client	13,402	7,560	77.3	30,159	17,868	68.8
Asset Management	7,801	8,353	(6.6)	15,687	16,036	(2.2)
Capital Markets	3,623	7,082	(48.8)	10,358	18,266	(43.3)
Commercial Mortgage Banking	3,731	3,605	3.5	7,768	5,454	42.4
Corporate/Other	(25,927)	(26,464)	(2.0)	(51,491)	(52,379)	(1.7)
	$2,630	$136	1,833.8	$12,481	$5,245	138.0

* Not comparable

Private Client

Private Client reported revenue of $133.8 million for the second quarter of 2015, 8.0% lower than the second quarter of 2014, due to decreases in transaction-based business during the second quarter of 2015. Income before income tax provision was $13.4 million for the second quarter of 2015, an increase of 77.3% compared with the second quarter of 2014 primarily due to decreases in legal and regulatory costs during the second quarter of 2015.

•	Client assets under administration were $84.9 billion at June 30, 2015 compared to $87.3 billion at December 31, 2014, a decrease of 2.7%.

•
Financial adviser headcount was 1,273 at the end of the second quarter of 2015 (1,301 at the end of the first quarter of 2015), down from 1,370 at the end of the second quarter of 2014. The reduction primarily reflects the Company's review of its financial adviser standards for productivity, compliance and client service.

•	Retail commissions were $62.9 million for the second quarter of 2015, a decrease of 14.8% from the second quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $48.2 million for the second quarter of 2015, an increase of 2.5% over the second quarter of 2014 (see Asset Management below for further information).

•
Money market fee waivers totaled $685,000 during the second quarter of 2015 versus waivers of $7.6 million during the second quarter of 2014. The elimination of money market fee waivers was due to the movement of client assets out of money market fund products and into FDIC-insured bank deposits reflecting the upcoming changes in regulatory rules that govern money market fund products which should make such temporary investment vehicles significantly less attractive to investors. The Company has discontinued offering retail money market funds and has transferred most of its client money market fund balances to FDIC-insured bank deposits. Interest earned on FDIC-insured bank deposits was $3.0 million during the second quarter of 2015 versus $1.3 million for the second quarter of 2014.

Asset Management

Asset Management reported revenue of $25.3 million for the second quarter of 2015, 1.2% higher than the second quarter of 2014. Income before income tax provision was $7.8 million for the second quarter of 2015, a decrease of 6.6% compared with the second quarter of 2014.

•
Advisory fee revenue on traditional and alternative managed products was $24.0 million for the second quarter of 2015, an increase of 2.7% over the second quarter of 2014. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $26.6 billion at March 31, 2015 ($25.6 billion at March 31, 2014) and are allocated to the Private Client and Asset Management business segments.

•
AUM decreased 3.4% to $25.6 billion at June 30, 2015, compared to $26.5 billion at June 30, 2014, which is the basis for advisory fee billings for the third quarter of 2015. The decrease in AUM was comprised of asset appreciation of $0.3 billion and net redemption of assets of $1.2 billion.

Capital Markets

Capital Markets reported revenue of $69.5 million for the second quarter of 2015, 3.7% lower than the second quarter of 2014, primarily due to lower revenue from Taxable Fixed Income during the second quarter of 2015. Income before income tax provision was $3.6 million for the second quarter of 2015, a decrease of 48.8% compared with income before income tax provision of $7.1 million for the second quarter of 2014.

•	Institutional equities commissions decreased 2.7% to $27.6 million for the second quarter of 2015 compared with the second quarter of 2014.

•
Advisory fees from investment banking activities increased 26.5% to $11.5 million in the second quarter of 2015 compared with the prior year quarter due to an increase in mergers and acquisitions activity during the second quarter of 2015.

•	Equity underwriting fees decreased 7.4% to $10.2 million for the second quarter of 2015 compared with the second quarter of 2014.

•	Revenue from Taxable Fixed Income decreased 13.5% to $15.6 million for the second quarter of 2015 compared with the second quarter of 2014.

•	Public Finance and Municipal Trading revenue decreased 2.5% to $5.9 million for the second quarter of 2015 compared with the second quarter of 2014.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $11.0 million for the second quarter of 2015, 57.6% higher than the second quarter of 2014, primarily due to an increase in loan modifications of commercial mortgages during the second quarter of 2015. Income before income tax provision was $3.7 million for the second quarter of 2015, an increase of 3.5% compared with the second quarter of 2014.

•
Premium income earned from loan modifications was $9.6 million in the second quarter of 2015 compared with $2.1 million in the second quarter of 2014 as the Company modified 14 commercial loans (3 in the second quarter of 2014) with an aggregate principal loan balance of $118.0 million ($25.5 million in the second quarter of 2014).

•
Loan origination fees for the second quarter of 2015 were $1.1 million, an increase of 23.7% compared with the second quarter of 2014, as the Company originated 9 commercial loans (9 in the second quarter of 2014) with an aggregate principal loan balance of $116.3 million ($44.9 million in the second quarter of 2014).

•	Net servicing revenue for the second quarter of 2015 was $1.5 million compared with $1.4 million for the comparable period in 2014, an increase of 7.1%.

•	Principal loan balances related to servicing activities totaled $4.1 billion at June 30, 2015, up 2.5% from June 30, 2014.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $158.2 million during the second quarter of 2015, a decrease of 1.0% compared to the second quarter of 2014. The decrease was due to lower production and deferred compensation expenses partially offset by higher share-based compensation expenses during the second quarter of 2015. Compensation and related expenses as a percentage of revenue was 66.2% during the second quarter of 2015 compared to 64.0% during the second quarter of 2014.

Non-Compensation Expenses

Non-compensation expenses were $78.1 million during the second quarter of 2015, a decrease of 13.0% compared to $89.7 million during the same period in 2014 primarily due to lower legal and regulatory costs during the second quarter of 2015.

Provision for Income Taxes

The effective income tax rate for the second quarter of 2015 was 75.5%. The effective income tax rate for the second quarter of 2015 was negatively impacted due to increases in reserves taken on tax positions, non-deductible regulatory charges, as well as lower operating results of the international businesses (which benefit from lower tax rates) and by the size of these factors relative to income before income tax provision. The effective income tax rate for the second quarter of 2014 was significantly impacted by the non-deductible nature of the charges associated with low-priced securities regulatory matters and their size relative to income before income tax provision.

Balance Sheet and Liquidity

•	At June 30, 2015, total equity was $538.6 million compared with $533.7 million at December 31, 2014.

•	At June 30, 2015, book value per share was $38.68 (compared with $38.71 at December 31, 2014) and tangible book value per share was $26.34 (compared with $26.27 at December 31, 2014).

•
The Company’s level 3 assets, primarily auction rate securities, were $114.6 million at June 30, 2015 (compared with $108.7 million at December 31, 2014). The increase in level 3 assets was due to increases in auction rate securities.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on August 28, 2015 to holders of Class A non-voting and Class B voting common stock of record on August 14, 2015.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 91 offices in 24 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the 6-Months Ended
	6/30/2015	6/30/2014	% Change	6/30/2015	6/30/2014	% Change
REVENUE
Commissions	$103,556	$116,062	(10.8)	$213,251	$238,200	(10.5)
Advisory fees	72,243	70,430	2.6	143,209	138,635	3.3
Investment banking	29,020	26,799	8.3	56,325	60,323	(6.6)
Interest	12,030	12,548	(4.1)	23,065	24,938	(7.5)
Principal transactions, net	1,710	11,794	(85.5)	20,265	20,611	(1.7)
Other	20,369	12,056	69.0	28,374	22,150	28.1
	238,928	249,689	(4.3)	484,489	504,857	(4.0)

EXPENSES
Compensation and related expenses	158,214	159,851	(1.0)	321,305	331,801	(3.2)
Communications and technology	16,407	17,536	(6.4)	33,575	34,270	(2.0)
Occupancy and equipment costs	15,984	15,907	0.5	31,762	31,304	1.5
Clearing and exchange fees	6,231	6,024	3.4	12,633	11,916	6.0
Interest	4,505	4,412	2.1	8,415	9,576	(12.1)
Other	34,957	45,823	(23.7)	64,318	80,745	(20.3)
	236,298	249,553	(5.3)	472,008	499,612	(5.5)

Income before income tax provision	2,630	136	1,833.8	12,481	5,245	138.0
Income tax provision	1,985	1,389	42.9	5,715	3,078	85.7
Net income (loss) for the period	645	(1,253)	(151.5)	6,766	2,167	212.2
Less net income attributable to non-controlling interest, net of tax	350	301	16.3	752	497	51.3
Net income (loss) attributable to Oppenheimer Holdings Inc.	$295	$(1,554)	*	$6,014	$1,670	260.1

Earnings (loss) per share attributable to Oppenheimer Holdings Inc.
Basic	$0.02	$(0.11)	*	$0.44	$0.12	266.7
Diluted	$0.02	$(0.11)	*	$0.42	$0.12	250.0

Weighted Average Number of Common Shares Outstanding
Basic	13,746	13,618	0.9	13,725	13,578	1.1
Diluted	14,391	13,618	5.7	14,342	14,184	1.1

* Not comparable